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                                                                     Exhibit 5.3

                          [Letterhead of Jones Vargas]


                                                     November 13, 2002


Quality Distribution, LLC
3802 Corporex Park Drive
Tampa, Florida 33619

O'Melveny & Myers LLP
30 Rockefeller Plaza
New York, New York 10112


           Re: Registration of Securities of Quality Distribution, LLC

Ladies and Gentlemen:

     Reference is made to the Registration Statement (the "Registration Statement") on Form S-4 (File No. 333-98077) of Quality Distribution, LLC, a Delaware limited liability company (the "Company"), in connection with the Company's offer (the "Exchange Offer") to exchange up to $54,654,296 principal amount of the Company's 12 1/2% Senior Subordinated Secured Notes due 2008 that have been registered under the Securities Act of 1933 (as defined in the Registration Statement, the "Exchange Notes," but for purposes of this opinion, the "Exchange New Notes"), which Exchange New Notes will be guaranteed (the "Guarantees") by, among others, each of CLTL of Nevada, a Nevada corporation and MTL of Nevada, a Nevada corporation (together, the "Nevada Guarantors"), for a like principal amount of the Company's outstanding 12 1/2% Senior Subordinated Secured Notes due 2008 (as defined in the Registration Statement, the "Old Notes," but for purposes of this opinion, the "New Notes"), which New Notes have also been guaranteed by, among others, the Nevada Guarantors.

     In rendering the opinion set forth herein, we have additionally examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such certificates of an officer of the Nevada Guarantors and of public officials, documents, records and papers as we have deemed appropriate or necessary as the basis for the opinion set forth below.

Assumptions
-----------

     In rendering the opinion contained herein, we have, with your consent, assumed without independent verification: (i) the genuineness of all signatures on documents reviewed by us; (ii) the authenticity of all documents submitted to us as originals; and (iii) the conformity to authentic final original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

Opinion
-------

     Based and in reliance on the foregoing, and subject to the limitations and qualifications contained herein, we are, as of the date hereof, of the opinion that, when the Exchange New


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Quality Distribution, LLC
November 13, 2002
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Notes and the Guarantees have been duly executed, authenticated and delivered in accordance with the Indenture dated as of May 30, 2002 (the "Indenture") among the Company, the guarantors of the Exchange New Notes and The Bank of New York, as Trustee in exchange for the New Notes as contemplated by the Registration Rights Agreement and in accordance with the Indenture and the Exchange Offer, the Guarantees to be issued by each of the Nevada Guarantors will be the legally valid and binding obligations of the respective Nevada Guarantors.

Limitations and Qualifications
------------------------------

     With respect to the opinion set forth herein, wherein we state that certain described documents "constitute a valid and binding obligation" of the respective Nevada Guarantors, we do not by so stating express any opinion as to the enforceability against either Nevada Guarantor of those documents in accordance with their respective terms. You have advised us that with respect to matters of enforceability of such documents you will rely on the opinion of the law firm of O'Melveny & Myers LLP. In connection with the rendering of such opinion, O'Melveny & Myers LLP is expressly entitled to rely on the opinion set forth herein.

     We are admitted to practice in the State of Nevada and our opinion is limited to matters under or involving the laws of Nevada. We express no opinion as to matters under or involving the laws of any jurisdiction other than Nevada as those laws presently exist; provided, however, we express no opinion with respect to any securities or Blue Sky laws.

     This letter is issued in Nevada and by issuing this letter the law firm of Jones Vargas shall not be deemed to be transacting business in any other state. Furthermore, by issuing this letter to you we do not consent to the jurisdiction of any state other than Nevada.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ Jones Vargas

                                                     JONES VARGAS